                                                                    EXHIBIT 3.2

                             DELTA AIR LINES, INC.




                                    BY-LAWS


                                   AS AMENDED
                                    THROUGH
                                JANUARY 22, 1998


                                  INCORPORATED
                               UNDER THE LAWS OF
                                    DELAWARE

                               TABLE OF CONTENTS

BY-LAWS


ARTICLE  SECTION                    SUBJECT                     PAGE
-------  -------                    -------                     ----
    I            NAME, INCORPORATION AND LOCATION OF OFFICES..     3
             1.1 Name and Incorporation.......................     3
             1.2 Location of Registered Agent and Offices.....     3
   II            CAPITAL STOCK................................     3
             2.1 Amount and Class Authorized..................     3
             2.2 Stock Certificates...........................     3
             2.3 Transfer Agents and Registrars...............     4
             2.4 Transfers of Stock...........................     4
             2.5 Lost or Destroyed Certificates...............     4
             2.6 No Preemptive Rights.........................     5
  III            MEETINGS OF STOCKHOLDERS.....................     5
             3.1 Annual Meeting...............................     5
             3.2 Special Meetings.............................     6
             3.3 Notices of Meetings..........................     6
             3.4 Record Date..................................     6
             3.5 Quorum and Adjournment.......................     6
             3.6 Voting Rights and Proxies....................     7
             3.7 Presiding Officer............................     7
             3.8 List of Stockholders Entitled To Vote........     7
   IV            BOARD OF DIRECTORS...........................     7
             4.1 Power and Authority..........................     7
             4.2 Number, Nomination and Election of Directors.     8
           4.2.1 Eligibility, Tenure and Vacancies............     8
             4.3 Regular Meetings of the Board of Directors...     9
             4.4 Special Meetings.............................    10
             4.5 Committees Appointed by the Board............    10
             4.6 Meetings of Committees Appointed by the Board    10
             4.7 Quorum and Voting............................    11
             4.8 Meeting by Conference Telephone..............    11
             4.9 Action Without Meeting.......................    11
            4.10 Compensation.................................    11
    V            OFFICERS.....................................    11
             5.1 Election, Qualification, Tenure and
                 Compensation.................................    11
             5.2 Chief Executive Officer......................    12
             5.3 Chairman of the Board........................    12
             5.4 President....................................    12
             5.5 Vice Chairman of the Board...................    13
             5.6 Absence or Disability of Chairman and            13
                 President....................................
             5.7 Secretary....................................    13
             5.8 Assistant Secretaries........................    13


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

ARTICLE  SECTION                    SUBJECT                     PAGE
-------  -------                    -------                     ----
             5.9 Comptroller.................................     14
            5.10 Treasurer...................................     14
            5.11 Assistant Treasurers........................     14
            5.12 Bonds.......................................     14
   VI        6.1 CORPORATE SEAL..............................     14
  VII        7.1 FISCAL YEAR.................................     15
 VIII            DIVIDENDS...................................     15
             8.1 $3 Par Value Common Stock...................     15
             8.2 Record Date for Payment of Dividends........     15
   IX            FINANCIAL TRANSACTIONS AND EXECUTION OF
                 INSTRUMENTS IN WRITING......................     15
             9.1 Depositories................................     15
             9.2 Withdrawals and Payments....................     15
             9.3 Evidence of Indebtedness and Instruments
                 under                                            16
                 Seal........................................
    X            BOOKS AND RECORDS...........................     16
            10.1 Location....................................     16
            10.2 Inspection..................................     16
   XI            TRANSACTIONS WITH OFFICERS AND DIRECTORS....     16
            11.1 Validation..................................     16
  XII       12.1 AMENDMENT, REPEAL OR ALTERATION.............     17
EMERGENCY BY-LAWS............................................     18


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                                   BY-LAWS OF

                             DELTA AIR LINES, INC.


                                   AS AMENDED
                                    THROUGH
                                JANUARY 22, 1998


                                   ARTICLE I.
                  NAME, INCORPORATION AND LOCATION OF OFFICES


SECTION 1.1 NAME AND INCORPORATION.
     The name of this corporation is DELTA AIR LINES, INC. It is incorporated under the laws of Delaware in perpetuity.


SECTION 1.2 LOCATION OF REGISTERED AGENT AND OFFICES.
     The name of the registered agent of the corporation is the Corporation Trust Co., and its address and the address of the corporation's principal office in Delaware is No. 100 West 10th Street, Wilmington, Delaware 19801. Said registered agent and office may be changed as provided by the General Corporation law of Delaware, as now or hereafter in effect.
     The corporation may also have an office in Atlanta, Georgia, and may have offices at such other places as the business of the corporation may require.



                                  ARTICLE II.

                                 CAPITAL STOCK


SECTION 2.1 AMOUNT AND CLASS AUTHORIZED.
     Until otherwise provided by amendment to its Certificate of Incorporation, the authorized capital stock of the corporation shall consist of 170,000,000 shares, of which 150,000,000 shall be common stock of the par value of $3.00 per share and 20,000,000 shall be preferred stock of the par value of $1.00 per share. Shares of such authorized $3.00 par value common stock, in addition to the shares now outstanding, up to the authorized maximum of 150,000,000 shares, may be issued at such times, and from time to time, and may be sold for such considerations, not less than the par value thereof, as shall be fixed and determined by the board of directors. Shares of such authorized preferred stock up to the authorized maximum of 20,000,000 shares may be issued at such times, and from time to time, in such series and with such rights, including voting rights, preferences, and limitations, and may be sold for such considerations, not less than the par value thereof, as shall be fixed and determined by the board of directors.


SECTION 2.2 STOCK CERTIFICATES.
     Certificates evidencing the stock of the corporation shall be in such forms as shall be authorized and approved by the board of directors. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary of the corporation, and the seal of the corporation shall be affixed thereto. The seal of the corporation and any or

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all the signatures on such certificate may be facsimile engraved, stamped or printed.
     If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, a certificate has ceased to be an officer, transfer agent or registrar or if any officer who has signed has had a change in title before the certificate is delivered, such certificate may nevertheless be issued and delivered by the corporation as though the officer, transfer agent or registrar who signed or whose facsimile signature shall have been used had not ceased to be such officer, transfer agent or registrar or such officer had not had such change in title.


SECTION 2.3 TRANSFER AGENTS AND REGISTRARS.
     The board of directors may appoint transfer agents and co-transfer agents and registrars and co-registrars for the stock of the corporation and, if it so elects, may appoint a single agency to serve as both transfer agent and registrar, and may require all certificates evidencing stock to bear the signature or signatures of any of them.


SECTION 2.4 TRANSFERS OF STOCK.
     Transfers of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof in person or by attorney thereunto duly authorized in writing. Powers of attorney to transfer stock of the corporation shall be filed with the duly authorized transfer agent of the corporation, when appointed, and the certificates evidencing the stock to be transferred shall be surrendered to such transfer agent for cancellation, and shall be cancelled by it at the time of transfer.
     Until transfer shall have been made as provided above, possession of a certificate evidencing stock of the corporation shall not vest any ownership of such certificate, or of the stock evidenced thereby, in any person other than the person in whose name said stock stands registered on the books of the corporation and the corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Notwithstanding the foregoing, the corporation shall have the power and is authorized to effect through the duly authorized transfer agent and registrar or otherwise transfers of stock of the corporation to various states or appropriate state authorities when applicable state laws of escheat or abandonment so require.


SECTION 2.5 LOST OR DESTROYED CERTIFICATES.
     In case of the loss or destruction of an outstanding certificate of stock, another certificate for a like number of shares may be issued in place of the lost or destroyed certificate upon proof satisfactory to the board of directors or its delegate, and upon payment of the expenses, if any, incident to the issuance of such new certificate; provided, however, that the board of directors or its delegate, if it sees fit, may require that such lost or destroyed certificate be established as by the laws of Delaware in such cases made and provided, and further provided that, any provision of law to the contrary notwithstanding, the board of directors or its delegate may require the owner of such lost or destroyed certificate, or the legal representative of such owner, to give the corporation a bond sufficient, in the opinion of the board of directors or its delegate, to indemnify the corporation against and hold it harmless from any and all loss, damage, liability and claims (whether or not such claims be meritorious) on account of and with respect to such lost or destroyed certificate

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and the stock evidenced thereby and the issuance or establishment of such new certificate.


SECTION 2.6 NO PREEMPTIVE RIGHTS.
     No holder of any stock of the corporation which shall at any time be outstanding shall have any preemptive rights to subscribe for or purchase additional shares of stock of the corporation of any class which at any time may be authorized or issued.



                                  ARTICLE III.

                            MEETINGS OF STOCKHOLDERS


SECTION 3.1 ANNUAL MEETING.
     The annual meeting of stockholders shall be held on the fourth Thursday in October of each year or at such other time as the board of directors shall specify, at such place, either within or without the State of Delaware, as may be designated by the board of directors from time to time, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.
     To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that if the board calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th business day following the day on which the board gave such notice or made such public disclosure of the date of the annual meeting, whichever first occurs. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article III, provided, that nothing in this Article III shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
     If business is not properly brought before the meeting in accordance with the provisions of this Article III, the Presiding Officer at an annual meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

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SECTION 3.2 SPECIAL MEETINGS.
     Special meetings of the stockholders shall be held at such times, and at such places, either within or without the State of Delaware, as shall be designated in the notice of call of the meeting, and may be called by the chairman of the board or the president at any time and must be called by the chairman of the board or the president whenever requested in writing by a majority of the board of directors.


SECTION 3.3 NOTICES OF MEETINGS.
     Written or printed notices of every annual or special meeting of the stockholders shall be mailed to each stockholder of record at the close of business on the record date hereinafter provided for, at the address shown on the stock book of the corporation or its transfer agents, not less than ten nor more than sixty days prior to the date of such meeting. Notices of special meetings shall briefly state or summarize the purpose or purposes of such meetings, and no business except that specified in the notice shall be transacted at any special meeting. It shall not be necessary that notices of annual meetings specify the business to be transacted at such annual meetings, and any business of the corporation may be transacted at any annual meeting of the stockholders to the extent not prohibited by applicable law, the Certificate of Incorporation or these By-Laws.


SECTION 3.4 RECORD DATE.
     It shall not be necessary to close the stock transfer books of the corporation for the purpose of determining the stockholders entitled to notice of and to participate in and vote at any meeting of the stockholders. In lieu of closing the stock transfer books of the corporation, and for all purposes that might be served by closing the stock transfer books, the board of directors may fix and declare a date not less than ten days nor more than sixty days prior to the date of any annual or special meeting as the record date for the determination of stockholders entitled to notice of and to participate in and vote at such meeting of the stockholders and any adjournment thereof; and the corporation and its transfer agents may continue to receive and record transfers of stock after any record date as so provided. In any such case, such stockholders, and only such stockholders as shall have been stockholders of record at the close of business on the record date shall be entitled to notice and to participate in and vote at any such meeting of the stockholders, notwithstanding any transfers of stock which may have been made on the books of the corporation or its transfer agents after such record date.


SECTION 3.5 QUORUM AND ADJOURNMENT.
     Except as otherwise provided or required by law, by the Certificate of Incorporation or by these By-Laws, a quorum at any meeting of the stockholders shall consist of the holders of shares representing a majority of the number of votes entitled to be cast by the holders of all shares of stock then outstanding and entitled to vote, present in person or by proxy. If a quorum is not present at any duly called meeting, the Presiding Officer or the holders of a majority of the votes present may adjourn the meeting from day to day, or to a fixed date, without notice other than announcement at the meeting, but no other business may be transacted until a quorum is present; provided, however, that any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected, and further provided that those who attend the second of such adjourned meetings, although less than a quorum as fixed hereinabove, shall nevertheless constitute a quorum for the purpose of electing directors.

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     The stockholders present at a duly organized meeting at which a quorum is present at the outset may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to result in less than a quorum or the refusal of any stockholder present to vote.
     The Presiding Officer may in his discretion defer voting on any proposed action and adjourn any meeting of the stockholders until a later date, provided such actions are otherwise permitted by law and are not inconsistent with the Certificate of Incorporation or other provisions of these By-Laws.


SECTION 3.6 VOTING RIGHTS AND PROXIES.
     At all meetings of stockholders, whether annual or special, the holder of each share of common stock which is then outstanding and entitled to vote shall be entitled to one vote for each share held and the holder of each share of any series of preferred stock which is then outstanding shall be entitled to such voting rights, if any, and such number of votes, as shall be specified in the resolution or resolutions of the board of directors providing for the issuance of such series. Stockholders may vote at all such meetings in person or by proxy duly authorized in writing. All proxies shall be filed with the secretary of the meeting before the meeting is called to order. Except as otherwise specifically provided by law, by the Certificate of Incorporation or by these By-Laws, a majority of the valid votes present shall be necessary and sufficient to decide any question which shall come before any meeting of the stockholders. In case of any challenge of the right of a given stockholder to vote in person or by proxy, the Presiding Officer hereinafter provided for shall be authorized to make the appropriate determination, and his decision shall be final.


SECTION 3.7 PRESIDING OFFICER.
     All meetings of the stockholders shall be presided over by the chairman of the board or, in the absence or disability of the chairman, by the president, or in his absence or disability, by the vice chairman, if any, or, in his absence or disability, by the senior director (in terms of length of service on the board of directors) present.


SECTION 3.8 LIST OF STOCKHOLDERS ENTITLED TO VOTE.
     A complete list of the stockholders entitled to vote, arranged in alphabetical order and indicating the number of shares held by each, shall be prepared by the secretary and shall be available at the place where any stockholders' meeting is being held, and shall be open to the examination of any stockholder for any proper purpose during the whole of such meeting.



                                  ARTICLE IV.

                               BOARD OF DIRECTORS


SECTION 4.1 POWER AND AUTHORITY.
     All of the corporate powers of this corporation shall be vested in and the business, property and affairs of the corporation shall be managed by, or under the direction of, the board of directors; and the board of directors shall be, and hereby is, fully authorized and empowered to exercise all of the powers of the corporation and to do, and to authorize, direct and regulate the doing of, any and all things which the corporation has the lawful right to do which are not by statute, the Certificate of Incorporation or these By-Laws expressly directed or required to be exercised or done by the stockholders.

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SECTION 4.2 NUMBER, NOMINATION AND ELECTION OF DIRECTORS.
     The board of directors shall consist of not less than five nor more than nineteen directors who shall be stockholders of the corporation. The members of the board of directors shall be elected by the stockholders at the annual meeting of stockholders, or at a duly convened adjournment thereof or at a special meeting of stockholders duly called and convened for that purpose, provided, however, that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of the corporation at the annual meeting or a duly convened adjournment thereof may be made by or at the direction of the board of directors, by any nominating committee or person appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting or a duly convened adjournment thereof who complies with the notice procedures set forth in this Article IV. Such nominations, other than those made by or at the direction of the board, or by any nominating committee or person appointed by the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that if the board calls the annual meeting for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th business day following the day on which the board gave such notice or made such public disclosure of the date of the meeting, whichever first occurs. Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.
     If a nomination is made that is not in accordance with the foregoing procedure, the Presiding Officer at an annual meeting shall so declare to the meeting and the defective nomination shall be disregarded.


SECTION 4.2.1 ELIGIBILITY, TENURE AND VACANCIES.
     A nomination to serve as a director shall be accepted and votes cast for a nominee shall be counted only if the secretary has received, at least thirty days before the annual or a special meeting of stockholders, a statement signed by the nominee advising that he or she consents to being a nominee and, if elected, intends to serve as a director, and further provided that:
     (a) Directors who are full-time employees of the company shall resign from the board coincident with their retirement from full-time employment.

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     (b) The age limit for directors not covered by subparagraph (a), above, or who, after resigning from the board upon retirement from full-time employment are re-elected to the board, shall be seventy-two, and such directors shall retire from the board as of the date and time of the annual meeting of stockholders which next follows their attainment of age seventy-two; provided, however, that such directors originally elected to the board after November 1, 1981, shall retire from the board as of the date and time of the annual meeting of stockholders which next follows their attainment of age seventy. (c) The board may extend the retirement date for one year for any director who is serving as chairman of a committee of the board who will have occupied such chairmanship less than two years at the time of his or her normal retirement date, but this subparagraph (c) shall be effective only through October 22, 1992 and no extension shall be valid beyond that date.
Each member of the board of directors shall hold office from the time of his election and qualification until the next annual meeting of the stockholders and until his successor shall have been elected and qualified; provided, however, that any member of the board of directors may be removed from such office by the stockholders at any time, with or without cause, at any meeting of the stockholders, duly called for such purpose, in which event a successor may be elected by the stockholders at such meeting or at any subsequent meeting of the stockholders duly called for such purpose.
     The number of members of the board of directors may be increased or decreased at any time and from time to time to not less than five nor more than nineteen members by resolution adopted by the board of directors and in such event, and in the event any vacancy on the board of directors shall occur by death, resignation, retirement, disqualification or otherwise, additional or successor members of the board of directors may be elected by majority vote of the remaining members of the board of directors present in person at any duly convened meeting of said board.
     Any director may resign at any time upon written notice to the corporation.


SECTION 4.3 REGULAR MEETINGS OF THE BOARD OF DIRECTORS.
     The first organizational meeting of each newly-elected board shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the outgoing board of directors at its last regular meeting preceding the annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly-elected directors in order to constitute the meeting legally, provided that a majority of the whole board shall be present, and further provided that such newly-elected board may meet at such other place and time as shall be fixed by the consent in writing of all of the said directors.
     At such organizational meeting the board, by a vote of a majority of all of the members thereof, shall elect a chairman from among its members. The chairman shall preside over all meetings of the board of directors, if present, and shall have such other powers and perform such other duties as may be assigned to him by the board from time to time. In his capacity as chairman of the board he shall not necessarily be an officer of the corporation but he shall be eligible to serve, in addition, as an officer pursuant to Section 5.1 of these By-Laws.
     All meetings of the directors shall be presided over by the chairman of the board or, in his absence or disability, by the chief executive officer of the corporation if he is a member of the Board or, in his absence or disability, by the president if he is a member of the Board or, in his absence or disability, by the vice chairman, if any, or, in his absence or disability, by the senior director (in terms of length of service on the board of directors) present.
     Regular meetings of the board of directors shall be held during the months of January, April and July, on such dates and at such places as the board by

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resolution or, failing such resolution, as the chairman of the board or, during his absence or disability, the president or the secretary of the corporation may determine, and if not previously specified in a board resolution, each director shall be advised in writing of the date, place and time of each such meeting at least two days in advance, unless such notice be waived in writing.


SECTION 4.4 SPECIAL MEETINGS.
     Special meetings of the board of directors shall be held at such time and place, within or without the State of Delaware, as shall be designated in the call and notice of the meeting; and may be called by the chairman of the board, or in his absence or disability by the president or the secretary of the company, at any time, and must be called by the chairman, or in his absence or disability by the president or the secretary of the corporation, whenever so requested in writing by three or more members of the board. Notices of special meetings shall be given to each member of the board not less than twenty-four hours before the time at which each such meeting is to convene. Such notices may be given by telephone or by any other form of written or verbal communication. It shall not be necessary that notices of special meetings state the purposes or the objects of the meetings, and any business which may come before any duly called and convened special meeting of the board may be transacted at such meeting.
     The members of the board of directors, before or after any meeting of the board, may waive notice thereof and, if all members of the board be present in person at any meeting or waive notice of the meeting, the fact that proper notice of the meeting was not given shall not in any way affect the validity of the meeting or the business transacted at the meeting.


SECTION 4.5 COMMITTEES APPOINTED BY THE BOARD.
     A majority of the whole board may from time to time appoint (a) committees of the board, the membership of which shall consist entirely of board members and (b) other committees, the membership of which may be either a mixture of board and non-board members or entirely non-members of the board. All committees so appointed shall elect a chairman and keep regular minutes of their meetings and transactions and such minutes shall be accessible to all members of the board at all reasonable times.
     No such committee shall have the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in a resolution of the board of directors providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; to amend the By-Laws of the corporation; or, unless a resolution of the board of directors, the By-Laws or the Certificate of Incorporation expressly so provides, to declare a dividend or authorize the issuance of stock.


SECTION 4.6 MEETINGS OF COMMITTEES APPOINTED BY THE BOARD.
     Meetings of any committee appointed by the Board shall be called by the secretary or any assistant secretary of the corporation (or, in the case of committees appointed by the board whose membership does not consist

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
exclusively of board members, by such employee of the corporation as has been designated pursuant to By-Law 5.7 to record the votes and the minutes of such committee) upon the request of the chairman of the committee, the chairman of the Board, the chief executive officer of the corporation, or any two members of the committee. Notice of each such meeting shall be given in the same manner specified in Section 4.4 for special meetings of the board of directors.


SECTION 4.7 QUORUM AND VOTING.
     A majority of the members of the board of directors or of any committee appointed by the board shall be present at any meeting of the board or such committee in order to constitute a quorum, and a majority of the members present at any duly constituted meeting of the board or such committee may decide any question which properly may come before the meeting, unless a different vote is specifically required by these By-Laws, the Certificate of Incorporation or applicable law.


SECTION 4.8 MEETING BY CONFERENCE TELEPHONE.
     Members of the board of directors or any committee appointed by the board may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting.
     Notwithstanding the notice provisions of Sections 4.3, 4.4 and 4.6 above, participation in a meeting by means of conference telephone by a member of the board of directors or a committee appointed by the board shall constitute waiver of notice of the meeting by such director.


SECTION 4.9 ACTION WITHOUT MEETING.
   Any action required or permitted to be taken at any meeting of the board of directors or any committee appointed by the board may be taken without a meeting if all of the directors or all of the members of such a committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board of directors or of such committee.


SECTION 4.10 COMPENSATION.
     A director shall receive such reasonable compensation for his services as a director or as a member of a committee appointed by the board of directors (including service as chairman of the board or as chairman of a committee of the board) as may be fixed from time to time by the board of directors and shall be reimbursed for his reasonable expenses, if any, in attending any meeting of the board of directors or such a committee. A director shall not be barred from also serving the corporation in any other capacity and receiving reasonable compensation therefor.



                                   ARTICLE V.

                                    OFFICERS


SECTION 5.1 ELECTION, QUALIFICATION, TENURE AND COMPENSATION.
     The officers of the corporation shall be elected by the board of directors and shall include a president, one or more vice presidents (one or more of whom may be designated as an executive vice president or senior vice

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president), a secretary, a comptroller, a treasurer and such other officers, including a vice chairman, as from time to time the board of directors shall deem necessary or desirable. At the discretion of the board, the chairman of the board may also be elected under the same title as an officer of the corporation.
     The chairman of the board and president (and the vice chairman, if any) shall be, and the other officers may be but need not be, members of the board of directors and stockholders.
     Unless otherwise provided by the board of directors, each officer shall hold office from the time of his election until his successor shall have been elected and qualified, provided, however (except as otherwise provided in a contract duly authorized by the board of directors), any officer may be removed from office by the board of directors at any time, with or without cause, and any officer may resign at any time upon written notice to the corporation. Any two offices may be united in any one person, provided that no person shall act in more than one capacity in any one transaction.
   The compensation of all officers shall be fixed and determined by the board of directors or pursuant to its delegated authority.
     From time to time the board of directors, or its delegates, may appoint such other agents, for such terms and with such rights, powers and authorities, on such conditions, subject to such limitations and restrictions and at such compensation as shall seem right and proper to it or them, and any such agent may be removed from office by the board of directors or its delegates at any time, with or without cause.


SECTION 5.2 CHIEF EXECUTIVE OFFICER.
     From time to time the board of directors shall designate by resolution either the chairman of the board, if elected as an officer of the corporation, or the president to act as the chief executive officer of the corporation. The chief executive officer shall have responsibility for the active and general management of the corporation and such authorities and duties as are usually incident to the office of chief executive officer and as from time to time shall be specified by the board of directors. He shall prescribe the duties of all subordinate officers, agents and employees of the company to the extent not otherwise prescribed by the Certificate of Incorporation, the By-Laws or the board of directors. Such designation shall continue in full force and effect until modified or rescinded by further resolution of the board.


SECTION 5.3 CHAIRMAN OF THE BOARD.
     The chairman of the board shall preside over all meetings of the board of directors and the stockholders of the corporation. He shall have such other authorities and duties as are usually incident to the office of chairman of the board and as from time to time shall be specifically directed by the board of directors. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all certificates, contracts and other instruments of the corporation which may be authorized by the board of directors. During the absence or disability of the president, if the chairman has been elected as an officer of the corporation he shall exercise all of the powers and discharge all of the duties of the president. If the chairman has not been elected as an officer of the corporation, then the provisions of Section 5.6 shall apply.


SECTION 5.4 PRESIDENT.
     Subject to the powers and duties hereinbefore delegated to the chairman of the board, and to the powers and duties hereinbefore delegated to the chief executive officer if the chairman of the board is designated by the board of directors to act as chief executive officer, the president shall direct the

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operations of the company. He shall have such other authorities and duties as are usually incident to the office of president and as, from time to time, shall be specifically directed by the board of directors. During the absence or disability of the chairman, the president shall exercise all of the powers and discharge all of the duties of the chairman.


SECTION 5.5 VICE CHAIRMAN OF THE BOARD.
     The vice chairman of the board, if any, who shall be an officer of the corporation, shall have such specific powers, duties and authority, and shall perform such administrative and executive duties as, from time to time, may be assigned by the board of directors, or the chief executive officer.


SECTION 5.6 ABSENCE OR DISABILITY OF CHAIRMAN AND PRESIDENT.
     In the absence or disability of both the chairman of the board if he has been elected an officer of the corporation, and the president, or in the absence or disability of the president if the chairman has not been elected as an officer of the corporation, the vice chairman, if any, or if there is no vice chairman, an officer previously designated in writing by the chief executive officer or, in the absence of such designation, an officer designated by the board of directors, shall exercise all of the powers and discharge all of the duties of the said officer or officers until one or both return to active duty or until the board of directors authorizes another person or persons to act in their capacities.


SECTION 5.7 SECRETARY.
     The secretary or an assistant secretary shall record the votes and the minutes, in books to be kept for that purpose, of all meetings of the stockholders, of the board of directors, and of those committees of the board of directors whose membership is confined to members of the board, provided, however, that in the absence of the secretary and the assistant secretaries the chairman of any such meeting may designate another officer of the company to act as secretary of that meeting. Any employee of the corporation may be designated by committees which are appointed by the board, but whose membership is not confined to members of the board, to record the votes and minutes of the proceedings of such committees in books to be kept for that purpose. The secretary or an assistant secretary shall give or cause to be given, notice of all meetings of the stockholders, the board of directors and committees of the board of directors. The secretary and assistant secretaries shall keep in safe custody the seal of the corporation and shall affix the same to any instrument requiring it and, when required, it shall be attested by his signature or by the signature of an assistant secretary. In the absence or disability of the secretary and all assistant secretaries, the seal may be affixed and the instrument attested by any vice president. The secretary also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.


SECTION 5.8 ASSISTANT SECRETARIES.
   In the absence or disability of the secretary, an assistant secretary, if specifically designated and directed by the chairman of the board or the president, shall perform the prescribed duties and functions of the secretary. The assistant secretaries also shall have such specific powers and authorities and shall perform such other duties and functions as from time to time may be assigned by the board of directors, or the chief executive officer.

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


SECTION 5.9 COMPTROLLER.
     The comptroller shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the corporation. The comptroller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the corporation. The comptroller shall prepare, or cause to be prepared, statements of the financial condition of the corporation and proper profit and loss statements covering the operations of the corporation and such other and additional financial statements, if any, as the chief executive officer or the board of directors from time to time shall require. The comptroller also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.


SECTION 5.10 TREASURER.
     The treasurer shall be responsible for the custody and care of all the funds and securities of the corporation and shall cause to be kept full and accurate books and records of account of all receipts and disbursements of the corporation. The treasurer shall cause all money and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such depositories as shall be designated from time to time by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief executive officer. The treasurer also shall perform such other duties as may be assigned to him by the board of directors, or the chief executive officer.


SECTION 5.11 ASSISTANT TREASURERS.
     In the absence or disability of the treasurer, an assistant treasurer, if any, or any other officer of the corporation, if specifically designated and directed by the chairman of the board or the president, shall perform the prescribed duties and functions of the treasurer. Any such assistant treasurer also shall have such specific powers and authorities and shall perform such other duties and functions as from time to time shall be assigned by the board of directors, or the chief executive officer of the corporation.


SECTION 5.12 BONDS.
     Any officer or agent of the corporation shall furnish to the corporation such bond or bonds, with security for the faithful performance of his duties, as from time to time may be required by the board of directors.



                                  ARTICLE VI.

                                 CORPORATE SEAL


SECTION 6.1 CORPORATE SEAL.
     The corporate seal shall have inscribed thereon the name of the corporation, the word "SEAL" and the word "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

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



                                  ARTICLE VII.

                                  FISCAL YEAR


SECTION 7.1 FISCAL YEAR.
     The fiscal year of the corporation shall commence on the first day of July of each year and shall end on the thirtieth day of June of the next following year.
                                 ARTICLE VIII.

                                   DIVIDENDS


SECTION 8.1 $3 PAR VALUE COMMON STOCK.
     Dividends may be paid on the $3 par value common stock of the corporation in such amounts and at such times as the board of directors shall determine.


SECTION 8.2 RECORD DATE FOR PAYMENT OF DIVIDENDS.
     It shall not be necessary to close the stock transfer books of the corporation for the purpose of determining the stockholders entitled to receive payment of any dividend on the stock of the corporation; but in lieu of closing the stock transfer books, and for all purposes that might be served by closing the stock transfer books, the board of directors, in declaring any dividend on the common stock, shall fix either the date on which the dividend is declared or a date between that date and the date on which the dividend is to be paid as the record date for determining stockholders entitled to receive payment of said dividend; and the corporation and its transfer agents may continue to receive and record transfers of stock after the record date so fixed and determined but, in any such case, such stockholders and only such stockholders as shall have been stockholders of record at the close of business on the record date so fixed and determined by the board of directors shall be entitled to receive payment of said dividend, notwithstanding any transfer of any stock which may have been made on the books of the corporation or its transfer agents after said record date.



                                  ARTICLE IX.

                FINANCIAL TRANSACTIONS AND EXECUTION OF
                             INSTRUMENTS IN WRITING


SECTION 9.1 DEPOSITORIES.
     The funds and securities of the corporation shall be deposited, in the name of and to the credit of the corporation, in such banks, trust companies and other financial institutions as shall from time to time be determined and designated by the board of directors or its delegate.


SECTION 9.2 WITHDRAWALS AND PAYMENTS.
     All checks and orders for the withdrawal or payment of funds of the corporation, shall be signed in the name of the corporation in such manner and form and by such officer, officers or other employees as from time to time may be authorized and provided by the board of directors or its delegate. Facsimile signatures may be used when authorized by the board or its delegate.

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     It shall be the duty of the secretary, an assistant secretary or the corporation's official in charge of internal auditing to certify to the designated depositories of the funds and securities of the corporation the names and signatures of the officers and other employees of the corporation who, from time to time, are authorized to sign checks, drafts or orders for the withdrawal of funds and/or securities. No check, drafts or order for the withdrawal or payment of funds of the corporation shall be signed in blank.


SECTION 9.3 EVIDENCE OF INDEBTEDNESS AND INSTRUMENTS UNDER SEAL.
     Unless otherwise authorized by the board of directors, all notes, bonds, and other evidences of indebtedness of the corporation, and all deeds, indentures, contracts and other instruments in writing required to be executed under the seal of the corporation, shall be signed in the name and on behalf of the corporation by the chairman of the board, the president, the vice chairman, if any, or a vice president of the corporation and shall be attested by the secretary or an assistant secretary.




                                   ARTICLE X.

                               BOOKS AND RECORDS


SECTION 10.1 LOCATION.
     The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the board of directors may from time to time appoint.


SECTION 10.2 INSPECTION.
     Except as otherwise required by law, the board of directors or its delegate shall determine whether and to what extent the books, accounts and records of the corporation, or any of them other than the stock books, shall be open to the inspection of the stockholders.



                                  ARTICLE XI.

                TRANSACTIONS WITH OFFICERS AND DIRECTORS


SECTION 11.1 VALIDATION.
     Contracts and all other transactions, including but not limited to purchases and sales, by and between this corporation and one or more of its officers or directors, or by and between this corporation and any firm, partnership, association or corporation of which one or more of the officers or directors of this corporation shall be members, partners, officers or directors or in which one or more of the officers or directors of this corporation shall be interested, shall be valid, binding and enforceable, and shall not be voidable by this corporation or its stockholders notwithstanding the participation of any such interested director in any meeting of the board of directors of this corporation at which such contract or other transaction shall be considered, acted upon or authorized, and notwithstanding the participation of any such interested officer or director in the making or performance of such contract or transaction, if the

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material facts of such interest shall be disclosed to or be known by the members of the board of directors of this corporation who shall be present at the meeting of said board at which such contract or transaction, and such participation therein, shall be authorized or approved and if the board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum.




                                  ARTICLE XII.

                        AMENDMENT, REPEAL OR ALTERATION


SECTION 12.1 AMENDMENT, REPEAL OR ALTERATION.
     These By-Laws may be amended, repealed or altered, in whole or in part, by a majority of the valid votes cast at any duly convened regular annual meeting of the stockholders or at any duly convened special meeting of stockholders when such object shall have been announced in the call and notice of the meeting. These By-Laws also may be amended, repealed or altered by vote of a majority of the whole board of directors at any duly convened meeting of the board of directors; provided, however, that any such action of the board of directors may be repealed by the stockholders. The repeal of any such action of the board of directors by the stockholders, however, shall not invalidate or in anywise affect the validity of any act or thing done in reliance upon said action of the board of directors.

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                               EMERGENCY BY-LAWS

                            ADOPTED OCTOBER 27, 1967

     Subject to repeal or change by the stockholders, and notwithstanding any different provision contained in the Delaware Corporation Law or in the Certificate of Incorporation or By-Laws of this corporation, the following emergency by-laws shall be operative in any emergency arising from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or stockholders, or during any atomic or nuclear disaster or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the board of directors cannot readily be convened for action.
         1. In the event of emergency or disaster as described above, an emergency board of directors shall forthwith assume direction and control of the affairs of the corporation.
         2. Such emergency board of directors shall consist of all living directors, and meetings of the emergency board may be called by the chairman of the board, the president, the vice chairman or the secretary or, in the event of the death or inability of any of the four to act, by any surviving director with the capacity and ability to act.
         3. To the extent possible, notice of emergency board meetings shall be given in each instance to each known living member of the board at his last known business address, either orally or in writing delivered personally or by mail, telegraph, telephone or radio, or by publication; provided however, that if notice by such means is impossible insofar as specific individual directors are concerned, then the person calling the meeting shall give such directors such notice as is reasonably possible under the circumstances.
         4. At any properly called meeting of the emergency board a quorum shall not be necessary, and the acts of a majority of the members of the emergency board present shall be and shall constitute the acts of the emergency board.
         5. During its existence, the emergency board shall have the following powers: (a) To appoint officers and agents of the corporation and to determine their compensation and duties; (b) To borrow money and to issue bonds, notes or other obligations and evidence of indebtedness therefor;
     (c) To determine questions of general policy with respect to the business of the corporation; (d) To call stockholders' meetings; and (e) To take all actions and to do all things necessary to preserve the corporation as an operating entity, and to direct and control its affairs and operations, until the regular board of directors has been reconstituted, either by the passage of time, by action of the stockholders, or otherwise in accordance with law.
         6. No officer, director or employee acting in accordance with these emergency by-laws shall be liable to the corporation or its stockholders with respect to action taken under power granted herein except for willful misconduct.
         7. As soon as reasonably possible following the creation of an emergency board of directors, if it appears clear that such action is required because of the number of directors killed or indefinitely incapacitated, the emergency board shall call a regular or special meeting of the stockholders of the corporation for the election of a new board of directors, or otherwise to reconstitute the board, and upon the election and qualification or reconstitution of such board, the emergency board

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     established pursuant to these emergency by-laws shall cease and terminate and the direction and control of the affairs of the corporation shall vest in such new or reconstituted board of directors.
         8. To the extent not inconsistent with these emergency by-laws, the regular by-laws of the corporation shall remain in effect during the emergency.

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